                                                                     Exhibit 2.7

                                 PROMISSORY NOTE

$700,000.00                                                         May 13, 2005

          FOR VALUE RECEIVED, the undersigned,  RELATIONSERVE,  INC., a Delaware corporation  (the "COMPANY"),  having an address at 6400 Congress Avenue,  Suite
2700,  Boca  Raton,  Florida  33487,  hereby  promises  to pay on or before  the
Maturity Date (as defined  herein) to the order of STACY MCCALL (the  "HOLDER"), having an address at 6700  North  Andrews  Avenue,  2nd Floor,  Ft.  Lauderdale,
Florida 33309, the principal sum of seven hundred thousand dollars and No/100ths
($700,000.00)  (the "PRINCIPAL  AMOUNT"),  together with interest thereon on the unpaid  principal  balance  at the  rate or  rates  hereinafter  provided  (this
"NOTE").

          In consideration of the premises  contained herein, the Company agrees and covenants as follows:

     1. INTEREST.  The unpaid  principal  balance from time to time  outstanding hereunder  shall bear  interest from and after the date hereof until the earlier of (i) the  Maturity  Date and (ii) the date on which this Note is paid in full, at a fixed rate per annum equal to six percent (6%). Interest on this Note shall be  computed  on the  basis of a  365-day  year for the  actual  number  of days elapsed.  Notwithstanding  the  provisions of this Note, if the rate of interest payable  hereunder is limited by law, the rate  payable  hereunder  shall be the lesser  of:  (a) the  rate  set  forth in this  Note  and (b) the  maximum  rate permitted  by law.  If,  however,  interest is paid  hereunder  in excess of the maximum  rate of interest  permitted  by law,  any interest so paid that exceeds such maximum rate shall, at the option of the Holder,  either: (a) be considered a payment of the  Principal  Amount and be applied in reduction of the Principal
Amount due on this Note to the extent of such  excess or (b) be  returned to the
Company.

     2. PAYMENTS AND MATURITY.  The entire  principal  balance of this Note plus all accrued  interest  thereon  shall be due and payable on May 13, 2007 or such later date as the Holder may determine,  provided that such date may be extended only if the  accrued  interest  payable  as of May 13,  2007 has been  paid (the
"MATURITY DATE").  Notwithstanding the foregoing, the Maturity Date of this Note shall be accelerated (i) as to 50% of the original  principal amount  ($350,000)
and accrued  interest on such amount to that date upon which  Relationserve,  or any  parent  to  Relationserve,  shall  close on a private  placement  or public
offering  of  its  securities  with  aggregate  gross  proceeds   (exclusive  of
discounts,  commissions,  and expenses) of not less than $5,000,000; and (ii) as to the remaining 50% of the original  principal  amount  ($350,000)  and accrued interest on such amount to that date upon which Relationserve,  or any parent to
Relationserve,  shall  close on a private  placement  or public  offering of its securities with aggregate gross proceeds  (exclusive of discounts,  commissions, and expenses) of not less than $10,000,000.  On the Maturity Date, the Principal
Amount and all  accrued  and unpaid  interest  thereon  shall be due and payable without  notice or demand by the Holder.  Any sums  required to be withheld from any payment to be made by the Company  hereunder by operation of law or pursuant to any order,  judgment or execution  may be withheld by the Company and paid in accordance therewith.

     3.  DEFAULT  INTEREST.  Upon the  occurrence  of an Event  of  Default  (as hereinafter  defined),  the unpaid Principal Amount shall bear interest from the date of the occurrence of such Event of Default,  until such Event of Default is cured, at the fixed rate of six percent (6%) per annum.

     4.  APPLICATION  OF PAYMENTS.  All  payments  made on account of this Note, including prepayments,  shall be applied,  first, to the payment of any costs of collection or enforcement then due hereunder,  second, to the payment of accrued and unpaid  interest then due  hereunder,  and the  remainder,  if any, shall be applied to the unpaid  Principal  Amount.  All  payments on account of this Note shall be paid in lawful  money of the United  States of America by check or wire transfer.

     5. PREPAYMENT. The Company may prepay the unpaid Principal Amount, together with all accrued and unpaid  interest,  in whole or in part, at any time or from time to time, without premium or penalty. Any partial pre-payments of the unpaid
Principal  Amount shall be applied to first to the  Principal  Amount in inverse order of maturity.

     6. EVENTS OF DEFAULT.  The  occurrence  of any one or more of the following events shall constitute an event of default  (individually an "Event of Default"
and collectively "Events of Default") under the terms of this Note:

          (a) the Company  shall fail to pay to the Holder when due,  any of the
Principal Amount, interest or other amounts payable by the Company to the Holder under the terms of this Note;

          (b) the  Company's  failure  to  perform,  keep or  observe  any other
material   covenant,    condition,    promise,   agreement,   term   obligation,
representation  or warranty under this Note, and such failure  continues uncured for a period of thirty (30) days after notice by the Holder;

          (c) the Company  becomes the subject of any  voluntary or  involuntary bankruptcy,  insolvency or similar proceeding and, in the case of an involuntary proceeding,  such proceeding is not stayed or dismissed  within thirty (30) days of filing;

          (d) the Company shall  liquidate,  dissolve,  terminate or suspend its business operations;

          (e) the  Company  makes  a  general  assignment  for  the  benefit  of creditors; or

          (f) the  Company  admits  its  inability  to pay its debts as the same become due.

     7. REMEDIES. Upon the occurrence and during the continuation of an Event of
Default, at the option of the Holder, the entire remaining balance of the unpaid principal  balance,  together  with all accrued and unpaid  interest  thereon in accordance  with  Section  3  and  other  amounts  due  under  this  Note  shall immediately  become due and payable.  The Company shall also be responsible  for all costs  incurred  by the Holder to enforce or collect  this Note,  including,

without limitation, reasonable attorneys' fees and expenses and court costs. The
Company hereby waives presentment, protest and demand, notice of protest, notice of demand and dishonor and  expressly  agrees that this Note, or any payment due hereunder,  may be extended from time to time,  without in any way affecting the liability of any company, guarantor or endorser.

     8.  GOVERNING  LAW.  The  provisions  of this Note shall be governed by the internal laws of the state of Delaware  without  reference to the  principles of conflicts of laws.

     9. CONSENT TO  JURISDICTION.  The Company hereby  irrevocably  consents and submits  to the  jurisdiction  and  venue of any state or  federal  court in the
Florida Southern District over any suit, action or proceeding  arising out of or relating  to this Note,  waives to the  fullest  extent  permitted  by law,  any objection  that the Company may now or hereafter  have to the laying of venue of any such  suit,  action  or  proceeding  brought  in an  inconvenient  forum and consents  to the  service of process of any suit,  action or  proceeding  in any court by the mailing of copies of such  process to the Company by  certified  or registered mail at the Company's address set forth in the records of the Holder.

     10.  HEADINGS.  The  captions  used in this  Note  are for  convenience  of reference only and shall not be construed to affect any of the terms hereof.

     11.  NOTICES.  All  notices,  requests,  demands  or  other  communications hereunder  shall be in writing and shall be sent to the  receiving  party at its address as set forth above,  or at such other  address as it shall have notified the other party of by notice  properly given  hereunder,  and shall be effective upon the earlier to occur of receipt,  when  delivered  by hand or by  overnight courier,  or three (3) days after being mailed,  certified mail,  return receipt requested.

     12. TERMS.  For purposes of this Note,  the term "Holder" shall include any subsequent successors or assigns of this Note.

     13. SUCCESSORS AND ASSIGNS OF COMPANY. This Note shall not be assignable by the Company; provided, however, all of the covenants,  obligations, promises and agreements  contained in this Note made by the Company shall be binding upon its successors. In the event this Note is assigned by the Holder, the Company agrees to issue new notes to any such  assignee and agrees to sign any amendment to the
Pledge reflecting such assignment.

     14.  AMENDMENT.  No amendment or waiver of any provision of this Note,  nor consent  to any  departure  by the  Company  herefrom,  shall  in any  event  be effective  unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific  instance and for the specific purpose for which given.

     15.  MISCELLANEOUS.  No failure  or delay by the Holder to insist  upon the strict performance of any term,  condition,  covenant or agreement of this Note, nor  failure to exercise  any right,  power or remedy  consequent  upon a breach thereof,  shall  constitute  a waiver of any such term,  condition,  covenant or agreement or of any such breach, or preclude the Holder from exercising any such right,  power or remedy at a later time or times. By accepting payment after the due date of any amount  payable under this Note,  the Holder shall not be deemed to waive  the right  either  to  require  prompt  payment  when due of all other amounts  payable under the terms of this Note or to declare any Event of Default for the  failure to effect  such  prompt  payment of any such other  amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release or change any provisions of this Note.

     16. WAIVER OF JURY TRIAL.  THE COMPANY  HEREBY WAIVES ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS NOTE OR
THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS  WHEREOF,  the  Company has  executed  this Note as of the date first above written.

                                     RELATIONSERVE, INC.

                                     By: /s/ Jonathan Honig
                                         ------------------
                                     Name:  Jonathan Honig
                                     Title: President